UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2007

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation. On December 31, 2007, the Compensation Committee of the Board of Directors of the Company and Mr. Bob R. Simpson, Chairman and Chief Executive Officer of the Company, amended Mr. Simpson’s Employment Agreement, dated May 16, 2006 and the Amended and Restated Agreement with Mr. Simpson dated October 15, 2004, as amended November 21, 2006, relating to payments to Mr. Simpson upon a change in control based on the value of the Company’s common stock (“change in control grant agreement”). The amendments eliminate the requirement that the Company provide a gross-up payment to Mr. Simpson in connection with any excise tax and to provide that the total aggregate payments to be made to him under the employment agreement, the change in control grant agreement and the Second Amended and Restated XTO Energy Inc. Management Group Employee Severance Protection Plan that are contingent on a change in control be reduced to the maximum amount that can be paid without the imposition of the excise tax under Section 4999 of the Internal Revenue Code. Prior to the amendments, the agreements and severance plan each provided for a gross up of the amount payable to Mr. Simpson to ensure that he would receive the full amount due under the terms of the employment agreement, change in control grant agreement and severance plan after payment of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with a change in control. Copies of the amendments are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Subject to the cap on payments described above, if a change in control occurs, Mr. Simpson will receive a severance payment of three times (i) the sum of his regular salary and annual bonus amount based on the greater of his last two semi-annual bonuses, plus (ii) his annual car allowance, plus (iii) the amount of any special bonus received in the prior three years, plus an additional cash payment equivalent to the fair market value upon a change in control of 833,334 shares of common stock (as adjusted for the five-for-four stock split effected on December 13, 2007), subject to adjustment.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

           (c)  Exhibit No.     Description

10.1	Amendment to Employment Agreement between XTO Energy Inc. and Bob R. Simpson, dated December 31, 2007

10.2	Amendment Number Two to Amended and Restated Agreement (relating to change in control) between XTO Energy Inc. and Bob R. Simpson, dated December 31, 2007

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: January 7, 2008	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

10.1	Amendment to Employment Agreement between XTO Energy Inc. and Bob R. Simpson, dated December 31, 2007

10.2	Amendment Number Two to Amended and Restated Agreement (relating to change in control) between XTO Energy Inc. and Bob R. Simpson, dated December 31, 2007